UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2023

STRAN & COMPANY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-41038	04-3297200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Heritage Drive, Suite 600, Quincy, MA	02171
(Address of principal executive offices)	(Zip Code)

800-833-3309
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SWAG	The NASDAQ Stock Market LLC

Warrants, each warrant exercisable for one share of Common Stock at an exercise price of $4.81375	SWAGW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 25, 2023, Stran & Company, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with T R Miller Co., Inc., a Massachusetts corporation (the “Seller” or “T R Miller”) and Thomas R. Miller (the “Stockholder”), pursuant to which the Company agreed to acquire substantially all of the assets of the Seller used in the Seller’s branding, marketing and promotional products and services business (the “Business”). The Business has existing operations and has generated revenues.

Under the Purchase Agreement, the aggregate purchase price (“Purchase Price”) for the Business will consist of cash payments by the Company to the Seller at and following Closing (as defined below), subject to adjustments, as described below.

At the consummation of the transactions contemplated by the Purchase Agreement (the “Closing”), the Company will pay the Seller the following cash components of the Purchase Price: (a) $1,000,000 in cash, subject to a customary working capital adjustment, an adjustment for any indebtedness of the Seller or the Business as of the date and time of the Closing (the “Closing Date”) that is not part of the Assumed Liabilities (as defined in the Purchase Agreement), and the Earn Out Payments (as defined below); (b) the amount paid by the Seller (cost) for Inventory (as defined in the Purchase Agreement) that is on hand and owned by Seller as of the Closing Date; (c) installment payments equal to (i) $400,000 on the first anniversary of the Closing Date, (ii) $300,000 on the second anniversary of the Closing Date, (iii) $200,000 on the third anniversary of the Closing Date, and (iv) $200,000 on the fourth anniversary of the Closing Date, each such installment payment subject to adjustment for certain uncollected accounts receivable amounts outstanding after the first 12 months following the Closing; and (d) four annual earnout payments, each equal to (i) 45% of annual Gross Profit (as defined in the Purchase Agreement) of the Seller above $4,000,000 with respect to certain customers of the Seller or primarily resulting from the efforts of the Stockholder or certain employees or independent contractors of the Seller, plus (ii) 25% of the annual Gross Profit above $4,000,000 with respect to customers primarily resulting from the past or future efforts of the Buyer that are assigned to and primary responsibility of any employee or independent contractor of the Seller as designated by the Purchase Agreement, for the trailing 12-month period, as of the first, second, third, and fourth anniversary of the Closing Date, each such Earn Out Payment subject to adjustment as set forth in the Purchase Agreement.

The timing and manner of the determination of the Purchase Price and the working capital and Earn Out Payment adjustments or payments, and the resolution of any disagreements as to such adjustments or payments, will follow the procedures prescribed by the Purchase Agreement.

In addition, as of the Closing Date, the Company will undertake to perform or otherwise pay, satisfy and discharge as of the Closing the Assumed Liabilities (as defined in the Purchase Agreement).

During the period between the date of the Purchase Agreement and the Closing, the Seller and the Stockholder are required to carry on the Business in the ordinary course and provide the Company with reasonable access to the Business’s books, records, sales representatives and support staff. In addition, the Seller and the Stockholder agreed to terminate and not engage in any discussions or transactions with any party other than the Company with respect to any acquisition of a material portion of the Seller’s assets or equity interests. From the date of the Purchase Agreement until the earlier of the Closing or the termination of the Purchase Agreement, the Company and the Seller will give each other notice of certain events, or lack thereof, which could have certain adverse effects.

The Purchase Agreement contains customary representations, warranties, and covenants, including a covenant that the Seller and the Stockholder will not compete with the Business in the United States, or solicit any customer, supplier or affiliate of the Buyer, during the period that the Company employs the Stockholder and the two years following that period.

The Purchase Agreement also contains mutual indemnification provisions with respect to breaches of representations and warranties as well as to certain third-party claims, and indemnification by the Company of the Seller and the Stockholder with respect to certain damages with respect to the Assumed Liabilities (as defined in the Purchase Agreement) and certain other liabilities asserted by a third party arising after the Closing. In the case of indemnification provided with respect to breaches of certain non-fundamental representations and warranties, the indemnifying party will only become liable for indemnified losses to the extent that the amount exceeds an aggregate threshold of $25,000. However, this threshold limitation does not apply to claims by the Company for breaches by the Seller or the Stockholder of certain fundamental representations and warranties. In addition, the Buyer’s aggregate remedy with respect to any and all indemnifiable losses may in no event exceed (i) with respect to claims related to breach of certain fundamental representations, the Final Purchase Price (as defined in the Purchase Agreement) or (ii) with respect to all other claims, 50% of the Final Purchase Price.

In addition to customary indemnification procedural and reimbursement provisions for matters involving third parties, the Purchase Agreement provides that the Company will have the option of recouping all or any part of any indemnified amount by notifying the Stockholder that the Company is reducing the Installment Payments or Earn Out Payments by the amount of such indemnified amounts.

The representations and warranties under the Purchase Agreement of the Seller and the Stockholder, and the indemnification rights of the Company with respect to such representations and warranties, will survive Closing for 18 months after Closing, except that certain fundamental representations and warranties of the Seller and the Stockholder will continue in effect for a period equal to the applicable statute of limitations. The representations and warranties of the Company, and the indemnification rights of the Seller and the Stockholder with respect to such representations and warranties, will continue in effect for a period equal to the applicable statute of limitations.

The closing of the Purchase Agreement is subject to customary closing conditions, including the completion of the Company’s due diligence; the receipt of any required consents of any third parties or governmental agencies; the release of any applicable security interests by the Seller; completion of a financial audit of the Seller; delivery of disclosure schedules; execution of a lease agreement with base rent of $179,550.00 in the first year of the lease and an increase of 2% per annum in each subsequent year; . In addition, the Company must have entered into (i) an employment agreement with Stacy Miller upon mutually agreeable terms and (ii) a consulting agreement with the Stockholder upon mutually agreeable terms pursuant to which the Stockholder will provide certain consulting services to the Buyer for a period of three years following the Closing Date. The Seller and the Stockholder must also change the name of the Seller to a name that is distinct and dissimilar from, and unlikely to be confused with, “T R Miller” within ten business days after the Closing Date.

The Purchase Agreement may be terminated at any time prior to closing by (i) mutual agreement of the parties; (ii) by any of the parties if there has been a material misrepresentation or breach of covenant or agreement contained in the Purchase Agreement on the part of the other and such breach of a covenant or agreement has not been promptly cured after at least 14 days’ written notice is given; (iii) by the Company if any of the Seller or Stockholder’s closing conditions set forth in the Purchase Agreement have not been satisfied before May 25, 2023 (the “Outside Date”); or (iv) by the Seller or the Stockholder if any of the Company’s closing conditions set forth in the Purchase Agreement have not been satisfied before the Outside Date. The Company may also terminate the Purchase Agreement if the Company objects to any information contained in any disclosure schedules or updates to the disclosure schedules or the contents of any accompanying documents within 30 days of delivery of such schedules or within five days of delivery of any updates to such schedules, and the Company and the Seller cannot agree on mutually satisfactory modifications to them.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of such document which is filed hereto as Exhibit 2.1, and which is incorporated herein by reference.

Item 8.01 Other Events.

On January 26, 2023, the Company issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is attached to this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
2.1	Asset Purchase Agreement, dated as of January 25, 2023, by and among Stran & Company, Inc., T R Miller Co., Inc. and Thomas R. Miller
99.1	Press Release dated January 26, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2023	STRAN & COMPANY, INC.

/s/ Andrew Shape
	Name:	Andrew Shape
	Title:	Chief Executive Officer

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